SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report (Date of earliest event reported):  August 21, 1998



                    GLENGATE APPAREL, INC.
     (Exact name of registrant as specified in its charter)




New Jersey                 33-72880             22-3266971
-----------------------    -----------------    ---------------
(State or other juris-     (Commission File     (I.R.S. Employer
diction of incorporation   Number)              Identification No.)

75 Rod Smith Place
Cranford, New Jersey       07016
-----------------------    -----------------
(Address of principal      (Zip Code)
executive offices)




Registrant's telephone number, including area code:  (908) 653-9100


ITEM 1 TO ITEM 4:

     None.

ITEM 5:

     On August 21, 1998, GlenGate Apparel, Inc. (the "Company"), a New Jersey Corporation, announced its decision to significantly reduce the Company's workforce and move the Company's existing operations, and that it agreed with its primary lender to liquidate the assets secured by the lender's loan to satisfy that obligation. See the press release dated August 21, 1998 attached hereto as
Exhibit 99.1.

ITEM 6:

     None.

ITEM 7:

     Exhibits
     99.1 - Press release dated August 21, 1998.

ITEM 8:

     None.

ITEM 9:

     None.

                             SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GLENGATE APPAREL, INC.



August 25, 1998               By:  /s/ Peter Culbertson
                                 ----------------------------
                                   Peter Culbertson
                                   President